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                                    EXHIBIT F

                       FORM OF OPINION OF SELLER'S COUNSEL

         Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement dated as of October 1, 1999 by and between Infrastructure Defense, Inc. and HomeCom Communications, Inc. (the "Asset Purchase Agreement").

         1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease the Purchased Assets. Seller is duly qualified, licensed or admitted to do business and is in good standing in the jurisdictions listed in
Section 3.1 of the Disclosure Schedule attached to the Asset Purchase Agreement, which are, to the best of such counsel's knowledge, the only jurisdictions in which the ownership, use or leasing of the Purchased Assets, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

         2. Seller has the full legal capacity and authority to execute and deliver the Asset Purchase Agreement and each of the Operative Agreements to which it is a party and to perform its obligations thereunder in accordance with the respective terms thereof and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Asset Purchase Agreement and the Operative Agreements by Seller and the consummation by Seller of the transactions contemplated thereby have been duly and validly approved with respect to Seller by all corporate and shareholder action, and no other action on the part of Seller or its shareholders is necessary to authorize the execution, delivery and performance of the Asset Purchase Agreement and the Operative Agreements and the consummation of the transactions contemplated thereby. The Asset Purchase Agreement and each of the Operative Agreements to which Seller is a party have been duly and validly executed and delivered by Seller and the Asset Purchase Agreement and each of the Operative Agreements to which Seller is a party constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         3. Seller has no Subsidiaries or Affiliates.

         4. The execution and delivery by Seller of the Asset Purchase Agreement and the Operative Agreements to which it is a party does not, and the performance by Seller of its obligations under the Asset Purchase Agreement and such Operative Agreements and the consummation of the transactions contemplated thereby did not, do not and will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of Seller or of any agreement of the shareholders of Seller;


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          (b) to the best of such counsel's knowledge, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or any of Seller's Assets and Properties including, without limitation, the Purchased Assets; or

          (c) to the best of such counsel's knowledge: (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to, any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Purchased Assets under, any Contract or Permit to which Seller is a party or by which any of its Assets and Properties is bound.

         5. No permits, consents or approvals by, or filing with or notice to, any federal, provincial, territorial, local or foreign Governmental Authority, as applicable, including, without limitation, any consents or approvals under the applicable United States federal or foreign investment laws and other federal, provincial, territorial, local or foreign competition and antitrust laws and under any Environmental Law, is required on the part of Seller in connection with the execution, delivery and performance of the Asset Purchase Agreement or any of the Operative Agreements to which Seller is a party or the consummation of transactions contemplated thereby.

         6. Except as disclosed in Section 3.12(a) of the Disclosure Schedule there are no Actions or Proceedings or Orders pending or, to the best of such counsel's knowledge, threatened against, relating to or affecting the Business or Condition of the Division or the transactions contemplated hereby.

         7. To the best of such counsel's knowledge, Seller has not been at any time, in violation of or in default under any Law or Order applicable to Seller or any of the Purchased Assets which could have a material adverse effect on the Business or Condition of the Division.

         8. No notice to creditors or other Persons or other action is required to be taken by Seller with respect to the transactions contemplated by this Agreement or the Operative Agreements under any "bulk sales" or similar Laws.